EXHIBIT 5.1

Interferon Sciences, Inc. [LOGO] [LETTERHEAD]

                                                              January 13, 1998

Interferon Sciences, Inc.
783 Jersey Avenue
New Brunswick, New Jersey 08901

Gentlemen:

    Reference is made to the Registration Statement on Form S-3 of Interferon Sciences, Inc. (the "Company") relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

    I am Associate General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the Common Stock to be sold pursuant to the Registration Statement is validly authorized and issued, fully paid, and non-assessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.

                                                            Very truly yours,

                                                            Andrea D. Kantor